UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 29, 2010

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 29, 2010, National Western Life Insurance Company (the “Company”) held its Annual Meeting of Stockholders in Austin, Texas to consider and vote on the matters listed below. These matters are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2010. There were 3,425,966 shares of Class A common stock entitled to vote at the meeting and a total of 3,243,924 shares, or 94.7%, were present or represented by proxy at the meeting. In addition, there were 200,000 shares of Class B common stock entitled to vote at the meeting of which 100.0% of the shares were present or represented by proxy. Set forth below are the voting results for each proposal submitted to a vote of stockholders.

Proposal 1. Election of Directors

The Class A and Class B stockholders of the Company elected each of their respective director nominees nominated by the Company’s Board of Directors. The results of the voting were as follows:

Class A Director Nominee	For	Withheld

Robert L. Moody	2,585,473	373,530
Stephen E. Glasgow	2,698,211	260,792
E.J. Pederson	2,692,918	266,085

Class B Director Nominee	For	Against	Abstain

E. Douglas McLeod	200,000	-	-
Charles D. Milos	200,000	-	-
Frances A. Moody-Dahlberg	200,000	-	-
Ross R. Moody	200,000	-	-
Russell S. Moody	200,000	-	-
Louis E. Pauls, Jr.	200,000	-	-

There were 284,921 broker non-votes for each Class A director nominee and none for each Class B director nominee. The individuals shown above were elected to serve as a director until the Company’s 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Proposal 2. Approval of the Executive Officer Bonus Program

The Class A and Class B stockholders of the Company approved the Company’s Executive Officer Bonus Program. The results of the voting were as follows:

For	Against	Abstain

3,358,188	75,526	10,210

Proposal 3. Ratification of Independent Registered Public Accounting Firm

 The Class A and Class B stockholders of the Company ratified the appointment of KMPG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The results of the voting were as follows:

For	Against	Abstain

3,426,874	9,465	7,585

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: June 30, 2010	By:	/S/ Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial Officer and Treasurer